UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 10, 2010
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 10, 2010, the Company announced that Owen J. Onsum will retire as the Company’s President and Chief Executive Officer, effective at the end of the fourth quarter of 2010, and Louise A. Walker, the Company’s Senior Executive Vice President and Chief Financial Officer will be promoted to President and Chief Executive Officer at that time.  Effective upon Ms. Walker’s promotion to President and Chief Executive Officer, she will also be appointed to the Company’s Board of Directors.  Ms. Walker will not receive any additional compensation for her service on the Company’s Board of Directors.  Mr. Onsum will also continue to serve as a member of the Board of Directors and will receive standard director fees as disclosed in the Company’s Proxy Statement on Schedule 14A for its 2010 Annual Meeting filed with the Securities and Exchange Commission on April 19, 2010 (the “2010 Proxy Statement”).  The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K of the Securities and Exchange Commission with respect to Ms. Walker is included in the Company’s 2010 Proxy Statement under the captions “Executive Officers” and “Transactions with Related Persons” and is incorporated by reference herein.  In addition, effective upon her appointment as President and Chief Executive Officer, Ms. Walker will receive an annual base salary of $230,000.  The Company expects to enter into an employment agreement with Ms. Walker prior to the end of the year.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1           Press Release dated November 10, 2010
99.2           Letter to Shareholders dated November 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010	First Northern Community Bancorp (Registrant)

/s/ Louise A. Walker
By: Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release dated November 10, 2010
99.2	Letter to Shareholders dated November 10, 2010